EXHIBIT 24

                       POWER OF ATTORNEY

     We, the undersigned officers and directors of Crompton Corporation, hereby constitute and appoint Vincent A. Calarco, Peter Barna and Barry J. Shainman and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton Corporation for the fiscal year ended December 31, 2000, and any and all amendments thereto.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 30, 2001.

/s/Peter Barna                          /s/Vincent A. Calarco
   Peter Barna                             Vincent A. Calarco
   Principal Financial Officer             Principal Executive
   Senior Vice President and               Officer, Chairman,
   Chief Financial Officer                 President, CEO
                                           and Director


/s/Michael F. Vagnini                   /s/Robert A. Fox
   Michael F. Vagnini                      Robert A. Fox
   Principal Accounting Officer            Director
   Corporate Controller


/s/Roger L. Headrick                    /s/Leo I. Higdon, Jr.
   Roger L. Headrick                       Leo I. Higdon, Jr.
   Director                                Director


/s/Harry G. Hohn                        /s/C.A. Piccolo
   Harry G. Hohn                           C. A. Piccolo
   Director                                Director


/s/Bruce F. Wesson                      /s/Patricia K. Woolf
   Bruce F. Wesson                         Patricia K. Woolf
   Director                                Director